UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐  Preliminary Proxy Statement
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☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Under Rule 14a-12

Cardiogenesis Corporation
(Name of Registrant as Specified in its Charter)

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FOR IMMEDIATE RELEASE
CryoLife Media Contacts:
D. Ashley Lee
Executive Vice President, Chief Financial Officer and
Chief Operating Officer
Phone: 770-419-3355
Chris Mittendorf
Edelman
Phone: 212-704-8134
Cardiogenesis Media Contact:
Paul J. McCormick
Executive Chairman
Phone: 949-420-1827
CryoLife Announces Final Results of Tender Offer for 49.9 Percent of
the Outstanding Shares of Cardiogenesis Corporation
Cardiogenesis Calls Special Meeting of Shareholders for May 16, 2011 to
Approve Merger
ATLANTA, GA and IRVINE, CA (May 6, 2011) — CryoLife, Inc. (NYSE: CRY), an implantable biological medical device and cardiovascular tissue processing company, today announced the final results of its tender offer, including proration results, through its wholly owned subsidiary CL Falcon, Inc., for 49.9 percent of the outstanding shares of Cardiogenesis Corporation (“Cardiogenesis”) (OTCQB: CGCP). The tender offer expired at 12:00 midnight, Eastern Time, at the end of the day on Monday, May 2, 2011.
     Based on information provided by Computershare Inc., the depositary and paying agent for the tender offer, a total of 38,788,414 shares of Cardiogenesis’ common stock, representing approximately 83.4 percent of Cardiogenesis’ outstanding common stock, were validly tendered and not withdrawn in the tender offer. Of those shares tendered, 23,221,166 shares of Cardiogenesis common stock, representing approximately 49.9 percent of Cardiogenesis’ outstanding common stock, were acquired at $0.457 per share in the tender offer, less applicable withholdings. The final proration factor for the tender offer was approximately 59.9 percent. The depositary for the tender offer, Computershare, Inc., has paid for the shares accepted for purchase and will promptly return all other shares tendered and not accepted for purchase. Immediately after consummation of the tender offer, based on information provided by Computershare, approximately 46,535,403 shares of Cardiogenesis’ common stock were issued and outstanding. Investor questions concerning the tender offer may be directed to the information agent, Georgeson, at (800) 676-0098.
     As a result of the successful completion of the tender offer, Cardiogenesis has scheduled a special meeting of shareholders to consider and vote upon the proposed merger between Cardiogenesis and CryoLife. Cardiogenesis’ common shareholders of record at the close of business on May 4, 2011 will be entitled to notice of, and to vote at, the special meeting, which is scheduled to be held on Monday, May 16, 2011 at 8:30 a.m. Pacific Time. Subject to receipt of shareholder approval and satisfaction or waiver of the other closing conditions, the anticipated effective date of the merger is May 17, 2011.
     If the merger is approved as anticipated, CryoLife will acquire the remaining outstanding shares of Cardiogenesis. The consideration in the merger will also be $0.457 per share, less applicable withholdings. Upon completion of the merger, CryoLife expects that Cardiogenesis shares will cease to be quoted on the OTCQB market.
     A more detailed description of the Cardiogenesis Board of Directors’ recommendation regarding the merger can be found in the Solicitation/Recommendation Statement on Schedule 14D-9, as amended, which has been filed with the Securities and Exchange Commission (SEC).
About CryoLife
     Founded in 1984, CryoLife, Inc. is a leader in the processing and distribution of implantable living human tissues for use in cardiac and vascular surgeries throughout the U.S. and Canada. CryoLife’s CryoValve® SG pulmonary heart valve, processed using CryoLife’s proprietary SynerGraft® technology, has FDA 510(k) clearance for the replacement of diseased, damaged, malformed, or malfunctioning native or prosthetic pulmonary valves. CryoLife’s CryoPatch® SG pulmonary cardiac patch has FDA 510(k) clearance for the repair or reconstruction of the right ventricular outflow tract (RVOT), which is a surgery commonly performed in children with congenital heart defects, such as Tetralogy of Fallot, Truncus Arteriosus, and Pulmonary Atresia. CryoPatch SG is distributed in three anatomic configurations: pulmonary hemi-artery, pulmonary trunk, and pulmonary branch. CryoLife’s BioGlue® Surgical Adhesive is FDA approved as an adjunct to sutures and staples for use in adult patients in open surgical repair of large vessels. BioGlue is also CE marked in the European Community and approved in Canada and Australia for use in soft tissue repair and was recently approved in Japan for use in the repair of aortic dissections. CryoLife’s BioFoam™ Surgical Matrix is CE marked in the European Community for use as an adjunct in the sealing of abdominal parenchymal tissues (liver and spleen) when cessation of bleeding by ligature or other conventional methods is ineffective or impractical. CryoLife distributes PerClot®, an absorbable powder hemostat, in the European Community.

     For additional information about CryoLife, visit CryoLife’s website, www.cryolife.com.
About Cardiogenesis Corporation
     Cardiogenesis specializes in the treatment of cardiovascular disease and is a leader in devices that treat severe angina. Its market leading YAG laser system and single use fiber-optic delivery systems are used to perform an FDA-cleared surgical procedure known as Transmyocardial Revascularization (TMR).
     For more information on Cardiogenesis and its products, please visit its website at www.cardiogenesis.com.
Forward Looking Statements
     Statements made in this press release that look forward in time or that express CryoLife’s management’s beliefs, expectations or hopes are forward-looking statements. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These statements include those regarding the timing of various elements of the transaction, including a special meeting of Cardiogenesis shareholders, CryoLife’s acquisition of the remaining outstanding shares of Cardiogenesis through a merger and the anticipated effective date of the merger, and our expectation that, upon completion of the merger, Cardiogenesis shares will cease to be quoted on the OTCQB market. These risks and uncertainties related to the transaction with Cardiogenesis include that the special meeting of Cardiogenesis shareholders, our acquisition of the remaining outstanding shares of Cardiogenesis, and the merger may not be completed within our anticipated time frame, if at all, and a sufficient number of Cardiogenesis shareholders may not choose to vote for the proposed merger. The special meeting of Cardiogenesis shareholders and the effective date of the merger may be delayed because of circumstances beyond our control. Two purported class action lawsuits have been filed by Cardiogenesis shareholders challenging the merger. Also, competing offers may be made for Cardiogenesis, various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit or delay the transaction, and the effects of disruption from the transaction may make it more difficult to maintain relationships with employees, customers, business partners or governmental entities. Furthermore, CryoLife’s ability to fully realize the anticipated benefits of the transaction with Cardiogenesis may be materially adversely impacted if the integration of Cardiogenesis’ business with CryoLife is slower than expected or unsuccessful, or if the transaction and subsequent efforts to integrate Cardiogenesis’ business with CryoLife distracts CryoLife’s management team from the other facets of CryoLife’s business. The treatment of Cardiogenesis shares on the OTCQB market may be impacted by factors beyond the control of CryoLife. Forward-looking statements in this press release should be evaluated together with the risk factors detailed in CryoLife’s Securities and Exchange Commission filings, including its Form 10-K filing for the year ended December 31, 2010, Form 10-Q filing for the quarter ended March 31, 2011, and CryoLife’s other SEC filings. CryoLife does not undertake to update its forward-looking statements.
Additional Information about the Merger and Where to Find It
     In connection with the potential merger, Cardiogenesis Corporation has filed a definitive proxy statement with the Securities and Exchange Commission. Additionally, Cardiogenesis Corporation will file other relevant materials with the Securities and Exchange Commission in connection with the proposed acquisition of Cardiogenesis Corporation by CryoLife, Inc. pursuant to the terms of an Amended and Restated Agreement and Plan of Merger by and

among Cardiogenesis Corporation, CryoLife, Inc., and CL Falcon, Inc. a wholly-owned subsidiary of CryoLife, Inc. The materials filed by Cardiogenesis Corporation with the Securities and Exchange Commission may be obtained free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. Investors and shareholders also may obtain free copies of the proxy statement from Cardiogenesis Corporation by contacting Cardiogenesis Corporation Investor Relations at 11 Musick, Irvine, CA, 92618, telephone number (949) 420-1827 or IR@Cardiogenesis.com. Investors and security holders of Cardiogenesis Corporation are urged to read the definitive proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.
     Cardiogenesis Corporation and its respective directors, executive officers and other members of their management and employees, under the Securities and Exchange Commission rules, may be deemed to be participants in the solicitation of proxies of Cardiogenesis Corporation shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Cardiogenesis’ executive officers and directors in the solicitation by reading Cardiogenesis Corporation’s proxy statement for its 2010 annual meeting of shareholders, the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and the proxy statement and other relevant materials which may be filed with the Securities and Exchange Commission in connection with the merger when and if they become available. Information concerning the interests of Cardiogenesis Corporation’s participants in the solicitation, which may, in some cases, be different from those of Cardiogenesis Corporation’s shareholders generally, is set forth in the definitive proxy statement relating to the merger. Additional information regarding Cardiogenesis Corporation’s directors and executive officers is also included in Cardiogenesis Corporation’s proxy statement for its 2010 annual meeting of shareholders.